                                                                   EXHIBIT 10.33

                        SEPARATION AND RELEASE AGREEMENT

     THIS SEPARATION and RELEASE AGREEMENT ("Agreement") is entered into by and between Scott K. Sorensen ("Employee") and Hillenbrand Industries, Inc. ("Company"). To wit, the Parties agree as follows:

1. Employee's active employment by the Company shall terminate effective July 31, 2005 (Employee's "Effective Termination Date"). Except as specifically provided by this Agreement, Employee agrees that the Company shall have no other obligations or liabilities to him following his Effective Termination Date and that his receipt of the Severance Benefits provided herein shall constitute a complete settlement, satisfaction and waiver of any and all claims he may have against the Company.

2. Employee further submits, and the Company hereby accepts, his resignation as an employee, officer and director, as of his Effective Termination Date for any position he may hold (excluding his position with Forethought Savings Bank). Except as provided herein, the Parties agree that this resignation shall apply to all such positions Employee may hold with the Company or any subsidiary or affiliated entity thereof. Employee agrees to execute any documents needed to effectuate such resignation. Employee further agrees to take whatever steps are necessary to facilitate and ensure the smooth transition of his duties and responsibilities to others.

3. Employee acknowledges that he has been advised of the American Jobs Creation Act of 2004, which added Section 409A to the Internal Revenue Code, and significantly changed the taxation of nonqualified deferred compensation plans for certain executives. Under regulations not yet published as of the date of this Agreement, Employee has been advised that his severance pay may be treated by the Internal Revenue Service as providing "nonqualified deferred compensation," and therefore subject to
     Section 409A. In that event, several provisions in Section 409A may affect Employee's receipt of severance compensation. These include, but are not limited to, a provision which requires that distributions to "key employees" at public companies on account of separation from service may not be made earlier than six (6) months after the date of separation. If applicable, failure to comply with Section 409A can lead to immediate taxation of deferrals, with interest and a 20% penalty. As a result of the requirements imposed by the American Jobs Creation Act of 2004, Employee agrees that the lump sum severance pay benefits shall not be paid until six
     (6) months following his Effective Termination Date. Employee acknowledges that the Company has made no representation as to whether any of the Severance Pay Benefits provided for in this Agreement may be deemed to have been deferred prior to January 1, 2005, by virtue of any obligation by the Company to provide certain Severance Pay Benefits to Employee pursuant to the Parties' executed Employment Agreement.

4. In consideration of the promises contained in this Agreement and contingent upon Employee's compliance with such promises, the Company agrees to provide Employee the following:

     (i) Severance Pay, inclusive of any contractual, notice or statutory pay obligations, to be paid in a lump sum payment in the gross amount of Four Hundred Sixty-six Thousand Four Hundred Twenty-four Dollars and Ninety-two Cents ($466,424.92), less applicable deductions or other set-offs, based on a biweekly rate of Seventeen Thousand Nine Hundred Thirty-nine Dollars and Forty-two Cents ($17,939.42) for a period of fifty-two (52) weeks (the "Severance Period");

     (ii) Payment for any earned but unused vacation as of Employee's Effective Termination Date, less applicable deductions required by law; and

     (iii) Company-provided Group Life insurance coverage for the total duration of Employee's Severance Period (e.g. 12 months) or until Employee obtains other employment.

5. The Parties agree that a portion of the lump sum payment in an amount equivalent to four (4) weeks' pay shall be allocated as consideration provided to Employee in exchange for his execution of a release in compliance with the Older Workers Benefit Protection Act. The balance of the severance benefits and other obligations undertaken by the Company pursuant to this Agreement shall be allocated as consideration for all other promises and obligations undertaken by Employee, including execution of a general release of claims.

6. The Company further agrees to provide Employee with limited out-placement counseling with a company of its choice provided that Employee participates in such counseling immediately following termination of employment.

7. As of his Effective Termination Date, Employee will become ineligible to participate in the Company's health insurance program and continuation of coverage requirements under COBRA (if any) will be triggered at that time. However, as additional consideration for the promises and obligations contained herein, and provided Employee has elected such coverage prior to his Effective Termination Date, the Company agrees to continue to pay the employer's share of such coverage as provided under the health care program(s) subject to any approved changes in coverage based on a qualified election, for the duration of the above-referenced Severance Period or until Employee becomes eligible for other coverage through a subsequent employer provided Employee (i) timely completes the applicable election of coverage forms and (ii) continues to pay an amount equivalent to the employee portion of the applicable premium(s). Thereafter, if applicable, coverage will be made available to Employee at his sole expense (i.e., Employee will be responsible for the full COBRA premium) for any remaining months of the COBRA coverage period made available pursuant to applicable law or (if Employee is eligible) any Extended Healthcare Benefits made available through the Plan. The medical insurance provided herein does not include any disability coverage.

8. Except as provided herein, the Parties agree that each shall independently bear responsibility for any and all taxes, penalties or other tax obligations as may be imposed upon them in their individual capacity as a matter of law. To the extent applicable, Employee understands and agrees that he shall have the responsibility for, and he agrees to pay, any and all appropriate income tax or other tax obligations for which he is individually responsible and/or related to receipt of any benefits provided in this Agreement not subject to federal withholding obligations. Employee agrees to fully indemnify and hold the Company harmless for any taxes, penalties, interest, cost or attorneys' fee assessed against or incurred by the Company on account of such benefits having been provided to him or based on any alleged failure to withhold taxes or satisfy any claimed obligation. Employee understands and acknowledges that neither the Company, nor any of its employees, attorneys, or other representatives has provided him with any legal or financial advice concerning taxes or any other matter, and that he has not relied on any such advice in deciding whether to enter into this Agreement.

9. Employee agrees to notify the Company in writing within five (5) business days of Employee's acceptance of any subsequent employment or third party consulting engagement by providing the name of such employer, his intended duties as well as the anticipated start date. Such information is required to ensure Employee's compliance with his restrictive covenant obligations. This notice will also serve to trigger the Company's right to terminate the above-referenced severance benefits (to the extent applicable) as well as the Company-paid COBRA benefits consistent with the above paragraphs. Failure to timely provide such notice shall be deemed a material breach of this Agreement entitling the Company to recover as damages the value of all benefits provided to Employee hereunder.

10. In exchange for the foregoing Severance Benefits, SCOTT K. SORENSEN on behalf of himself, his heirs, representatives, agents and assigns hereby RELEASES, INDEMNIFIES, HOLDS HARMLESS, and FOREVER DISCHARGES (i) Hillenbrand Industries, Inc. (ii) its parent, subsidiary or affiliated entities, (iii) all of their present or former directors, officers, employees, shareholders, and agents as well as (iv) all predecessors, successors and assigns thereof from any and all actions, charges, claims, demands, damages or liabilities of any kind or character whatsoever, known or unknown, which Employee now has or may have had through the effective date of this Agreement.

11.  Without limiting the generality of the foregoing release, it shall include:
     (i) all claims or potential claims arising under any federal, state or local laws relating to the Parties' employment relationship, including any claims Employee may have under the Civil Rights Acts of 1866, 1964, and 1991, as amended, 42 U.S.C. Sections 1981 and 2000(e) et seq.; the Age Discrimination in Employment Act, as amended, 29 U.S.C. Sections 621 et seq.; the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. Sections 12,101 et seq.; the Fair Labor Standards Act 29 U.S.C. Sections 201 et seq.; the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Sections 2101, et seq.; the Sarbanes-Oxley Act of 2002, specifically including the Corporate and Criminal Fraud Accountability Act, 18 USC
     Section 1514A et seq.; and any other federal, state or local law governing the Parties' employment relationship; (ii) any claims on account of, arising out of or in any way connected with Employee's employment with the Company or leaving of that employment; (iii) any claims alleged or which could have been alleged in any charge or complaint against the Company;
     (iv) any claims relating to the conduct of any employee, officer, director, agent or other representative of the Company; (v) any claims of discrimination, harassment or retaliation on any basis; (vi) any claims arising from any legal restrictions on an employer's right to separate its employees; (vii) any claims for personal injury, compensatory or punitive damages or other forms of relief; and (viii) all other causes of action sounding in contract, tort or other common law basis, including (a) the breach of any alleged oral or written contract, (b) negligent or intentional misrepresentations, (c) wrongful discharge, (d) just cause dismissal, (e) defamation, (f) interference with contract or business relationship or (g) negligent or intentional infliction of emotional distress.

12. Employee further agrees and covenants that he will not bring suit against the Company or any entity or individual subject to the foregoing General Release with respect to any claims, demands, liabilities or obligations released by this Agreement provided, however, that nothing contained in this Agreement shall prevent Employee from bringing an action under the Age Discrimination in Employment Act (or any similar law) challenging the knowing or voluntary nature of this Agreement.

13. The Parties acknowledge that it is their mutual and specific intent that the above waiver fully comply with the requirements of the Older Workers Benefit Protection Act (29 U.S.C. Section 626) and any similar law governing release of claims. Accordingly, Employee hereby acknowledges that:

     (a) He has carefully read and fully understands all of the provisions of this Agreement and that he has entered into this Agreement knowingly and voluntarily;

     (b) The Severance Benefits offered in exchange for Employee's release of claims exceed in kind and scope that to which he would have otherwise been legally entitled absent execution of this Agreement;

     (c) Prior to signing this Agreement, Employee had been advised, and is being advised by this Agreement, to consult with an attorney of his choice concerning its terms and conditions; and

     (d) He has been offered at least forty-five (45) days within which to review and consider this Agreement.

14. The Parties agree that nothing contained herein shall purport to waive or otherwise affect any of Employee's rights or claims that may arise after he signs this Agreement. It is further understood by the Parties that nothing in this Agreement shall affect any rights Employee may have under any the Company's Deferred Compensation Program, any Executive Life Insurance Bonus Plan, any Stock Grant Award, any Stock Option Grant, any Restricted Stock Unit Award, the Company's Pension Plan and/or Savings Plan (i.e., 401(k) plan) provided by the Company as of the date of his termination, such items to be governed exclusively by the terms of the applicable agreements or plan documents.

15. Similarly, notwithstanding any provision contained herein to the contrary, this Agreement shall not constitute a waiver or release or otherwise affect Employee's rights with respect to any vested benefits, any rights he has to benefits which can not be waived by law, any coverage provided under any Directors and Officers ("D&O") policy, any rights Employee may have under any indemnification agreement he has with the Company prior to the date hereof, any rights he has as a shareholder, or any claim for breach of this Agreement, including, but not limited to the benefits promised by the terms of this Agreement.

16. Except as provided herein, Employee acknowledges that he will not be eligible to receive or vest in any additional stock options, stock awards or restricted stock units ("RSUs") as of his Effective Termination Date. Failure to exercise any vested options within the applicable period (e.g. thirty (30) days post termination) will result in their forfeiture. Employee acknowledges that any stock options, stock awards or RSUs held for less than one (1) year shall be deemed forfeited as of the effective date of this Agreement. Except as specifically provided herein, all other terms and conditions of such stock options, stock awards or RSUs shall remain in full force and effect, and shall govern the Parties' rights with respect to such equity offerings.

17. The Parties agree that this Agreement shall not become effective and enforceable until the date this Agreement is signed by both Parties or seven (7) calendar days after its execution by Employee, whichever is later. Employee may revoke this Agreement for any reason by providing written notice of such intent to the Company within seven (7) days after he has signed this Agreement, thereby forfeiting Employee's right to receive any Severance Benefits provided hereunder not otherwise required by law and rendering this Agreement null and void in its entirety.

18. Employee represents and agrees that he has been provided relevant cohort information based on the information available to the Company as of the date this Agreement was tendered to Employee. This information is attached hereto as Exhibit A. The Parties acknowledge that simply providing such information does not mean and should not be interpreted to mean that the Company was obligated to comply with 29 C.F.R. Section 1625.22(f).

19. Employee hereby affirms and acknowledges his continued obligations to comply with the post-termination covenants contained in his Employment Agreement, including but not limited to, the non-compete, trade secret and confidentiality provisions. Employee acknowledges that a copy of the Employment Agreement has been attached to this Agreement as Exhibit B or has otherwise been provided to him and, to the extent not inconsistent with the terms of this Agreement or applicable law, the terms thereof shall be incorporated herein by reference. The Parties agree that the term "Competitor" shall include (but not be limited to) any entity identified on the Company's Illustrative Competitor List, attached hereto as Exhibit C. Employee acknowledges that the restrictions contained in the Employment Agreement are valid and reasonable in every respect and are necessary to protect the Company's legitimate business interests. Employee hereby affirmatively waives any claim or defense to the contrary.

20. Employee acknowledges that the Company as well as its parent, subsidiary and affiliated companies ("Companies" herein) possess, and he has been granted access to, certain trade secrets as well as other confidential and proprietary information which they have acquired at great effort and expense. Such information may include, without limitation, confidential information regarding products and services, marketing strategies, business plans, operations, costs, current or prospective customer information (including customer contacts, requirements, creditworthiness and like matters), product concepts, designs, prototypes or specifications, regulatory compliance issues, research and development efforts, technical data and know-how, sales information, including pricing and other terms and conditions of sale, financial information, internal procedures, techniques, forecasts, methods, trade information, trade secrets, software programs, project requirements, inventions, trademarks, trade names, and similar information regarding the Companies' business (collectively referred to herein as "Confidential Information").

21. Employee agrees that all such Confidential Information is and shall remain the sole and exclusive property of the Companies. Except as may be expressly authorized by the Company in writing, or as may be required by law after providing due notice thereof to the Company, Employee agrees not to disclose, or cause any other person or entity to disclose, any Confidential Information to any third party for as long thereafter as such information remains confidential (or as limited by applicable law) and agrees not to make use of any such Confidential Information for Employee's own purposes or for the benefit of any other entity or person. The Parties acknowledge that Confidential Information shall not include any information that is otherwise made public through no fault of Employee or other wrong doing.

22. On or before Employee's Effective Termination Date or upon the Company's request, Employee agrees to immediately return the original and all copies of all things in his possession or control relating to the Company or its business, including but not limited to any and all contracts, reports, memoranda, correspondence, manuals, forms, records, designs, budgets, contact information or lists (including customer, vendor or supplier lists), ledger sheets or other financial information, drawings, plans (including, but not limited to, business, marketing and strategic plans), personnel or other business files, computer hardware, software, or access codes, door and file keys (including key fobs), identification, credit cards, pager, phone, and any and all other physical, intellectual, or personal property of any nature that he received, prepared, helped prepare, or directed preparation of in connection with his employment with the Company. Nothing contained herein shall be construed to require the return of any non-confidential and de minimis items regarding Employee's pay, benefits or other rights of employment such as pay stubs, W-2 forms, 401(k) plan summaries, benefit statements, etc.

23. Notwithstanding the foregoing, the Company agrees that Employee may retain his company-provided cell phone, laptop computer, associated docking station and any individually provided printer provided all company-related programs and information have been permanently removed and imaged to another electronic storage medium by a designated representative of the Company's Information Technology group. Additionally, the Company agrees to continue to provide/pay for cellular service for Employee's Company-provided cell phone for sixty (60) days following Employee's Effective Termination Date following which such coverage shall be cancelled without further notice. Employee shall be permitted to transfer his cell number to another personal account or provider.

24. Employee hereby consents and authorizes the Company to deduct as an offset from the above-referenced severance payments the value of any Company property not returned or returned in a damaged condition as well as any monies paid by the Company on Employee's behalf (e.g., payment of any outstanding American Express bill).

25. Employee agrees to cooperate with the Company in connection with any pending or future litigation, proceeding or other matter which has been or may be brought against or by the Company with any agency, court, or other tribunal and concerning or relating in any way to any matter falling within Employee's knowledge or former area of responsibility. Employee agrees to provide reasonable assistance and completely truthful testimony in such matters including, without limitation, facilitating and assisting in the preparation of any underlying defense, responding to discovery requests, preparing for and attending deposition(s) as well as appearing in court to provide truthful testimony. The Company agrees to reimburse Employee for all reasonable out of pocket expenses incurred at the request of the Company associated with such assistance and testimony.

26. Employee agrees not to make any written or oral statement that may defame, disparage or cast in a negative light so as to do harm to the personal or professional reputation of (a) the Company, (b) its employees, officers, directors or trustees or (c) the services and/or products provided by the Company and its subsidiaries or affiliate entities. Similarly, in response to any written inquiry from any prospective employer or in connection with a written inquiry in connection with any future business relationship involving Employee, the Company agrees not to provide any information that may defame, disparage or cast in a negative light so as to do harm to the personal or professional reputation of Employee. The Parties acknowledge, however, that nothing contained herein shall be construed to prevent or prohibit the Company from providing truthful information in response to any court order, discovery request, subpoena or other lawful request.

27. EMPLOYEE SPECIFICALLY AGREES AND UNDERSTANDS THAT THE EXISTENCE AND TERMS OF THIS AGREEMENT ARE STRICTLY CONFIDENTIAL AND THAT SUCH CONFIDENTIALITY IS A MATERIAL TERM OF THIS AGREEMENT. Accordingly, except as required by law or unless authorized to do so by the Company in writing, Employee agrees that he shall not communicate, display or otherwise reveal any of the contents of this Agreement to anyone other than his spouse, legal counsel or financial advisor provided, however, that they are first advised of the confidential nature of this Agreement and Employee obtains their agreement to be bound by the same. The Company agrees that Employee may respond to legitimate inquiries regarding the termination of his employment by stating that the Parties have terminated their relationship on an amicable basis and that the Parties have entered into a Confidential Separation and Release Agreement which prohibits him from further discussing the specifics of his separation. Nothing contained herein shall be construed to prevent Employee from discussing or otherwise advising subsequent employers of the existence of any obligations as set forth in his Employment Agreement. Further, nothing contained herein shall be construed to limit or otherwise restrict the Company's ability to disclose the terms and conditions of this Agreement as may be required by law or business necessity.

28. In the event that Employee breaches or threatens to breach any provision of this Agreement, he agrees that the Company shall be entitled to seek any and all equitable and legal relief provided by law, specifically including immediate and permanent injunctive relief. Employee hereby waives any claim that the Company has an adequate remedy at law. In addition, and to the extent not prohibited by law, Employee agrees that the Company shall be entitled to discontinue providing any additional Severance Benefits upon such breach or threatened breach as well as an award of all costs and attorneys' fees incurred by the Company in any successful effort to enforce the terms of this Agreement. Employee agrees that the foregoing relief shall not be construed to limit or otherwise restrict the Company's ability to pursue any other remedy provided by law, including the recovery of any actual, compensatory or punitive damages. Moreover, if Employee pursues any claims against the Company or others subject to the foregoing General Release or Covenant Not to Sue, or breaches the above confidentiality provision, Employee agrees to immediately reimburse the Company for the value of all benefits received under this Agreement to the fullest extent permitted by law.

29. Employee acknowledges that this Agreement is entered into solely for the purpose of terminating his employment relationship with the Company on an amicable basis and shall not be construed as an admission of liability or wrongdoing by the Company and further acknowledges that the Company has expressly denied any such liability or wrongdoing.

30. Each of the promises and obligations shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, assigns and successors in interest of each of the Parties.

31. The Parties agree that each and every paragraph, sentence, clause, term and provision of this Agreement is severable and that, if any portion of this Agreement should be deemed not enforceable for any reason, such portion shall be stricken and the remaining portion or portions thereof should continue to be enforced to the fullest extent permitted by applicable law.

32. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Indiana without regard to any applicable state's choice of law provisions.

33. Employee represents and acknowledges that in signing this Agreement he does not rely, and has not relied, upon any representation or statement made by the Company or by any of the Company's employees, officers, agents, stockholders, directors or attorneys with regard to the subject matter, basis or effect of this Agreement other than those specifically contained herein.

34. This Agreement represents the entire agreement between the Parties concerning the subject matter hereof, shall supercede any and all prior agreements which may otherwise exist between them concerning the subject matter hereof (specifically excluding, however, the post-termination obligations contained in Employee's Employment Agreement (as amended), any obligations contained in the existing Indemnity Agreement, and any obligation contained in any or other legally-binding document), and shall not be altered, amended, modified or otherwise changed except by a writing executed by both Parties.

               PLEASE READ CAREFULLY. THIS SEPARATION AND RELEASE
                  AGREEMENT INCLUDES A COMPLETE RELEASE OF ALL
                            KNOWN AND UNKNOWN CLAIMS.

     IN WITNESS WHEREOF, the Parties have themselves signed, or caused a duly authorized agent thereof to sign, this Agreement on their behalf and thereby acknowledge their intent to be bound by its terms and conditions.

"EMPLOYEE"                              HILLENBRAND INDUSTRIES, INC.


Signed:                                 By:
        -----------------------------       ------------------------------------
Printed:                                Title:
         ----------------------------          ---------------------------------
Dated:                                  Dated:
       ------------------------------          ---------------------------------

                                    EXHIBIT A

                          29 C.F.R. SECTION 1625.22(F)

Decisional Unit Affected:   All elected officers of Hillenbrand Industries, Inc.
                            and its subsidiaries including, without limitation,
                            Batesville Services, Inc. and Hill-Rom, Inc.
                            including their respective Executive Management
                            Teams (EMTs).

Eligibility Factors:        To be eligible for the severance benefits provided
                            under this program, individuals must have been
                            selected for involuntary termination solely as a
                            result of the Project Fusion Reduction-in-Force. All
                            other employees, specifically including any employee
                            who voluntarily quits, resigns or is involuntarily
                            terminated for any reason other than the
                            reduction-in-force (even if previously selected),
                            are not eligible for severance benefits.
                            Additionally, employees who are selected for
                            involuntary termination but are successfully
                            redeployed elsewhere within the Company are not
                            eligible.

Time Limits:                Employees selected for the reduction-in-force must
                            execute the Separation and Release Agreement within
                            forty-five (45) days after receipt of the
                            documentation.

JOB TITLES                        AGE *   SELECTED   NOT SELECTED/REDEPLOYED
----------                        -----   --------   -----------------------
CEO                                 49       X
CEO                                 60                          X
Interim Company President & CEO     59                          X
VP Business Information Systems     43                          X
VP CFO                              40                          X
VP CFO                              41       X
VP CFO                              43       X
VP Controller                       42                          X
VP Corp Development                 49                          X
VP Corporate Tax                    50                          X
VP ELD                              52                          X
VP General Counsel                  45                          X
VP General Counsel                  48                          X
VP General Counsel                  50                          X
VP Global Supply Chain              49                          X

VP GM Clinical                      44                          X
VP GM Services                      41                          X
VP Human Resources                  46                          X
VP Human Resources                  50                          X
VP Human Resources                  50       X
VP Internal Audit                   44                          X
VP Investor Relations               52                          X
VP Legal                            49                          X
VP Logistics                        47                          X
VP Marketing                        51                          X
VP Operations                       45                          X
VP Sales                            51                          X
VP Sales Americas/AP                44                          X
VP Shared Services                  38                          X
VP Strategy                         39                          X
VP Strategy & Planning              35                          X
VP Treasurer                        50                          X

*    Age calculated as of July 31, 2005

                                    EXHIBIT C

                          ILLUSTRATIVE COMPETITOR LIST

     The following is an illustrative, non-exhaustive list of Competitors with whom Employee may not, during his relevant non-compete period, directly or indirectly engage in any of the competitive activities proscribed by the terms of his Employment Agreement.

     -    Kinetic Concepts, Inc.

     -    Huntleigh Technology PLC

     -    Stryker Corporation

     -    Modular Services Company

     -    Nemschoff Chairs, Inc.

     -    Universal Hospital Services, Inc.

     - Dukane Communication Systems, a division of Edwards Systems Technology, Inc.

     -    Versus Technology, Inc.

     -    Electromed Inc.

     -    BG Industries

     -    Invacare Corporation

     -    Kendall -- A Tyco International Ltd. Company

     -    Apria Healthcare Group, Inc.

     -    Astral Industries, Inc.

     -    Goliath Casket, Inc.

     -    Milso Industries, LLC

     -    SinoSource International, Inc.

     -    Wilbert Funeral Services, Inc.

     -    Getinge AB (Pegasus brand)

     -    Gaymar Industries, Inc.

     -    Amico Corporation

     -    Aramark Corporation

     -    Masterplan Inc.

     -    StatCom

     -    Tele-Tracking Technologies Inc.

     -    Primus Medical, LLC

     -    Rauland-Borg Corporation

     -    Wescom Products, Inc

     -    Simplex Grinnell -- A Tyco Int'l Ltd. Co.

     -    Radianse, Inc.

     -    Ascom

     -    Aurora Casket Company, Inc.

     -    Milso Industries, Inc.

     -    R and S Marble Designs

     -    The Victoriaville Group

     -    The York Group (a division of Matthews Int'l Corp.)

     While the above list is intended to identify the Company's primary competitors, it should not be construed as all encompassing so as to exclude other potential competitors falling within the Non-Compete definitions of "Competitor." The Company reserves the right to amend this list at any time in its sole discretion to identify other or additional Competitors based on changes in the products and services offered, changes in its business or industry as well as changes in the duties and responsibilities of the individual employee. Employee is encouraged to consult with the Company prior to accepting any position with any potential competitor.


                                       -3-